UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2008

HALOZYME THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-794-8889

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2008, Halozyme, Inc., a wholly owned subsidiary of Halozyme Therapeutics, Inc. ("Halozyme"), and Cook Pharmica LLC ("Cook") entered into a Clinical Supply Agreement (the "Agreement"). Under the terms of the Agreement, Cook will manufacture and supply Halozyme with clinical-grade quantities of rHuPH20, Halozyme's proprietary recombinant human hyaluronidase enzyme ("PH20"). The Agreement calls for Cook to produce the PH20 in multiple manufacturing runs, the first of which is expected to commence in either late 2008 or early 2009 and the last of which is expected to occur prior to the end of 2009. Halozyme will pay Cook an aggregate of up to $5.6 million for the manufacturing and supply services to be provided throughout the term of the Agreement.

The preceding description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete. The description of the Agreement is qualified in its entirety by the copy of such agreement which will be filed as an exhibit to a subsequent Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

August 21, 2008	By:	/s/ David A. Ramsay

Name: David A. Ramsay
Title: Vice President and Chief Financial Officer